Exhibit 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into on February 10, 2006, and effective February 10, 2006, (the “Effective Date”) by and between FRS, LLC, a Missouri limited liability company (the “Landlord”), and SLS International, Inc., Delaware corporation (the “Tenant”).

W I T N E S S E T H:

1.

PREMISES.  Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, as of the Effective Date, in accordance with the terms, provisions and conditions of this Lease, certain real property located at 1650 W. Jackson, Ozark, Christian County, Missouri (the “Land”), as generally depicted in the site sketch attached hereto as Exhibit “A” and as more particularly described in Exhibit “B”, both exhibits being attached hereto and made a part hereof by this reference, with all improvements thereon (the “Improvements”) (the Land and Improvements, and their replacements, if any, hereinafter collectively referred to as the “Premises”).

2.

LEASE TERM.  The term of the Lease (the “Lease Term”) shall be for a period of ten (10) years commencing on February 10, 2006 (the “Commencement Date”), and terminating on February 28, 2016.  As used in this Lease, the term “Lease Year” means a period of twelve (12) full, consecutive calendar months, commencing as of the Commencement Date.  Each succeeding Lease Year shall commence on the anniversary of the first Lease Year.

3.

INTENTIONALLY OMITTED.

4.

RENT.  During the Lease Term, Tenant agrees to pay to Landlord, without any prior demand therefore and without any deduction or setoff whatsoever, the following rent, which shall be due and payable in advance on the first day of each month during the Lease Term:

(a)

During the First through the Fifth Lease Years of the Lease Term, the sum of $450,000.00 per Lease Year, in equal monthly installments of $37,500.00.

(b)

During the Sixth through Tenth Lease Years of the Lease Term, the sum of $525,000.00 per Lease Year, in equal monthly installments of $43,750.00.

The rent shall be payable monthly, in advance, commencing as of the Commencement Date and on the first day of each and every month thereafter during the Lease Term.  Unless and until Tenant is notified in writing by Landlord, Tenant shall pay all rent and other amounts payable to Landlord under this Lease, by check or draft made payable to (i) Landlord, and mailed by Tenant to Landlord’s address shown on the signature page hereof, or (ii) to such other payee and/or address as the Landlord may hereafter furnish to Tenant in writing.  Rent for any fractional month shall be prorated based on the actual number of days in such fractional month, and for such proration purpose, all months shall be treated as a 30-day month.

5.

USE AND TITLE.  Tenant shall have the right to use the Premises (a) for use in Tenant’s audio component manufacturing operation, and (b) upon the written consent of Landlord which shall not be unreasonably withheld, for any other lawful purpose.  Tenant shall promptly comply with all valid regulations, orders, ordinances and laws of legally-constituted authorities applicable to the use and occupancy of the Premises.  Tenant shall not perform any act or carry on any practice which may injure the Premises or be a nuisance or menace.  Tenant shall have and hold quiet and peaceable use and possession of the Premises during the entire Lease Term.  Upon the expiration or termination of this Lease, the Premises (which includes any Leasehold Improvements and Alterations to the Premises as described and defined in Paragraph 8) as well as any replacements of Improvements shall remain the property of Landlord and shall be returned to Landlord in good repair and condition, ordinary wear and tear and casualty (as hereinafter provided for) excepted.

6.

COVENANT AGAINST LIENS.  Tenant shall keep the Premises free and clear of liens and encumbrances of any kind.  If, because of any act or omission of Tenant, any mechanic’s lien or other lien, charge or order for the payment of money shall be filed against Landlord or against the Premises or any portion thereof, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded in a manner sufficient to allow a title insurer to insure against said claim within ninety (90) days after written notice from Landlord to Tenant of the filing thereof; and Tenant shall indemnify and hold harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands resulting therefrom, including reasonable fees of Landlord’s attorneys.

7.

MAINTENANCE, REPAIRS AND REPLACEMENTS.  Tenant, at its sole expense, shall keep and maintain the Premises (including, but not limited to, all heating, air conditioning, plumbing and electrical equipment, driveways and parking areas) in good repair and condition and shall make all repairs, replacements and renewals, whether structural or non-structural, foreseen or unforeseen, ordinary or extraordinary, which are necessary to put and maintain the Premises in such a state of good repair and condition.  All repairs, replacements and renewals required by this Paragraph 7 to be performed by Tenant shall be made promptly, as and when necessary, and shall be in quality and class at least equal to the original work.  Should Tenant, in an effort to maintain the Premises in a state of good repair and condition, provide any replacements to any Improvements constituting part of the Premises, said replacements shall be the Landlord’s property to be retained by Landlord at the expiration or termination of this Lease and shall become a part of the Improvements as that term is used in this Lease.  Tenant shall be responsible for all cleaning, landscaping, mowing, snow removal, and garbage and refuse removal expenses with respect to the Premises.  In addition, Tenant shall keep the Premises in a safe and sanitary condition as required by all applicable governmental laws, codes, and regulations.  It is understood that Tenant is not required to maintain the Premises in a condition equal to new, but Tenant shall keep and maintain the Premises in such a manner so as to minimize, as far as practicable, the effects of use, decay and weather.  Landlord shall not be required to maintain all or any part of the Premises.  If the Tenant defaults in making any repairs, replacements or renewals required by this Paragraph to the Premises, the Landlord may, but shall not be required to, make such repairs, replacements or renewals for the account of the Tenant, and the expense thereof shall constitute and be collectable as additional rent.  Nothing herein shall imply any duty on the part of Landlord, however, to effectuate any such repairs, replacements or renewals and the performance thereof by the Landlord shall not constitute a waiver of any default by Tenant.

8.

FIXTURES AND IMPROVEMENTS.

Tenant may, at its own and sole cost and expense, and (i) after giving Landlord notice in writing of its intention to do so along with a copy of all architectural plans and specifications and related government permits and (ii) upon Landlord’s written consent thereto, make “Leasehold Improvements and Alterations” to the Premises.  Leasehold Improvements and Alterations are defined for use herein to include, but are not limited to, additions or modifications to the Improvements, the installation of additional pole and other sign structures, built-in fixtures, trade fixtures or other furniture, fixtures and equipment that are affixed to or made a part of the Premises.  Because said Leasehold Improvements and Alterations are, by definition, affixed to the Premises, they become a part of the Premises and become the property of Landlord.  Upon expiration or termination of this Lease, all Leasehold Improvements and Alterations shall remain with the Premises.  No such Leasehold Improvements and Alterations shall impair the structural integrity of the Premises.

In addition to Tenant’s right under this Lease to the use of the Premises, Tenant may, at its own and sole cost and expense, install “Tenant’s FFE”.  Tenant’s FFE is defined for use herein to include furniture, fixtures and equipment installed by Tenant (and not otherwise provided by Landlord as part of the Improvements being leased hereunder) which is not affixed to the Premises.  Tenant’s FFE specifically excludes (i) any replacements of the Improvements, as defined and provided for herein and (ii) any Leasehold Improvements and Alterations.  Upon expiration or termination of this Lease, Tenant shall retain all Tenant’s FFE.

Tenant may, at its own and sole cost and expense, at any time before the expiration of thirty (30) days after the expiration or termination of this Lease, remove Tenant’s FFE; provided, however, that (i) such removal shall not impair the structural integrity of the Premises and (ii) if any such damage to the Premises results from such removal, Tenant shall repair such damage immediately at its own and sole cost and expense.

Any present or future lien or security interest of Landlord, whether arising by operation of law or otherwise, upon any of Tenant’s FFE now or hereafter located on the Premises, is hereby waived and relinquished by Landlord.  It is understood that Tenant may from time to time grant security interests in such property to third parties; and within ten (10) days after request and presentation by Tenant to Landlord of a Landlord Waiver or Consent form(s), subject to Landlord’s reasonable approval of such form(s) which shall be consistent with this paragraph, Landlord agrees to execute such form(s) in favor of any such third party holding such a security interest.

9.

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT.  Upon request of Landlord, Tenant agrees to execute and deliver a written agreement subordinating this Lease and Tenant’s rights under this Lease to the lien of any real estate mortgage on the Premises (a “Real Estate Mortgage”) granted by Landlord to a mortgagee (a “Real Estate Mortgagee”); provided, however, that any such written agreement (an “SNDA”) shall provide (i) that so long as there is not outstanding a Tenant’s Default, the leasehold estate of the Tenant, its successors and assigns, created under this Lease and Tenant’s peaceful and quiet possession, use, and enjoyment of the Premises shall be undisturbed by any foreclosure of said Real Estate

Mortgage, and (ii) Tenant shall attorn and recognize the Real Estate Mortgagee as landlord hereunder.  Such SNDA shall be subject to Tenant’s reasonable approval of such form(s), which shall be consistent with this paragraph.

Additionally, all SNDAs shall provide that in the event Tenant mortgages or assigns its interest in the Lease as collateral security or proposes to mortgage or assign its interest in the Lease as collateral security (any such leasehold mortgage or collateral lease assignment referred to herein as a “Leasehold Mortgage”) to a lender or any other party extending credit to the Tenant, and the holder of the Leasehold Mortgage (a “Leasehold Mortgagee”) requests that the Real Estate Mortgagee execute and deliver a non-disturbance agreement in favor of the Leasehold Mortgagee, wherein the Real Estate Mortgagee shall agree that, provided the Tenant is not in default under the terms and conditions of the Lease, (i) the Real Estate Mortgagee will not disturb the Leasehold Mortgage, and (ii) if Tenant is in default under the Lease, the Real Estate Mortgagee shall deliver to the Leasehold Mortgagee written notice of such default by Tenant and shall agree that the Leasehold Mortgagee shall have the right, but not the obligation, to cure any such default on behalf of the Tenant within thirty (30) days following receipt of such notice of default, then the Landlord shall take reasonable steps to have Real Estate Mortgagee execute and deliver such non-disturbance agreement in favor of the Leasehold Mortgagee.  Landlord, however, shall in no way be responsible or obligated for Real Estate Mortgagee’s refusal to deliver such an agreement.

10.

PROPERTY TAXES.  All personal and real estate taxes (“Taxes”) lawfully assessed against or levied upon the Premises or Tenant’s FFE by any lawful taxing authority during the Lease Term (including any penalties and interest thereon) shall be paid by Tenant when due and before becoming delinquent, except that Tenant may, at its option, contest any such assessment (in its own or in Landlord’s name) or levy which Tenant believes to have been unlawfully or unfairly made; provided, however, that (a) Tenant shall indemnify and hold harmless Landlord from any loss or damage resulting from any such contest, and (b) Landlord agrees to provide Tenant with all reasonable assistance in such contest, including joining in and signing pleadings.  Any reduction of Taxes obtained shall be paid or attributable to Tenant.  In any instance in which the Lease Term includes only a portion of a tax year, Landlord shall be liable for that part of any Taxes attributable to the portion of such tax year which is not included in the Lease Term.  Landlord may, at its sole discretion, cause tax statements and notices from the various taxing authorities to be sent directly to Tenant.  Tenant shall furnish to Landlord annual proof of the payment of such taxes, if requested by Landlord.  In the event Tenant fails to pay such Taxes, Landlord may, but shall not be required to, pay the same for the Tenant’s account, and any amounts paid by Landlord therefore shall be deemed additional rent payable by Tenant upon demand by Landlord.

Taxes, as that term is used herein, shall include, among other things, all assessments for betterments and improvements that are levied or assessed by any lawful authority on the Premises, including, but not limited to, the widening of exterior roads, the installation of or hookup to sewer lines, sanitary and storm drainage systems and other utility lines and installations.  Landlord shall take the maximum benefit of any law allowing assessments to be paid in installments.  Taxes for any tax year shall mean such amounts as shall be finally determined to be taxes payable during such tax year less any abatements, refunds or rebates made thereof.

11.

INSURANCE.  All insurance required to be maintained under the provisions of this Lease shall be written by insurer(s) which are authorized to write insurance in the State of Missouri.  Such insurance required to be maintained by Tenant may be maintained under blanket policies covering other restaurants operated by Tenant.  All policies required to be maintained by Tenant shall contain a clause that the insurer will not change or cancel the insurance without first giving the Landlord ten (10) days prior written notice, and shall provide that Landlord’s interest shall not be invalidated by any acts, omissions or neglect of anyone other than Landlord.  Tenant shall cause the insurer(s) to furnish to Landlord certificate(s) evidencing any insurance required to be maintained by Tenant hereunder.  In the event Tenant fails to timely pay any premiums with respect to any insurance required to be maintained by Tenant, Landlord shall have the right, but not the obligation, to pay such premiums and obtain such insurance, and any amounts paid by Landlord therefore shall be deemed additional rent payable by Tenant upon demand.  Landlord and Tenant each hereby release each other from liability for damage to the property of the other to the extent of insurance maintained or required to be maintained under this Lease.  Landlord and Tenant shall use reasonable efforts to obtain waivers of subrogation rights by the insurer against Landlord or Tenant, as the case may be, with respect to all property insurance policies.

12.

LIABILITY INSURANCE.  At all times during the Lease Term, Tenant shall maintain in force and effect, at its own cost and expense, a policy or policies of Public Liability Insurance for the protection, indemnification and defense of Tenant and Landlord (with Landlord named as an additional insured) against claims, demands and causes of action arising out of or in connection with the use, maintenance, operation and occupancy of the Premises, which policy or policies shall have limits of not less than Two Million Dollars ($2,000,000) combined limits coverage per occurrence for bodily injury liability and property damage liability.  Upon Landlord’s request, Tenant shall name Landlord’s mortgagee as an additional insured under any policy of liability insurance.  To the extend Tenant maintains umbrella or other excess liability coverage, Landlord shall be named as an additional insured on all such insurance policies.

13.

FIRE AND EXTENDED COVERAGE INSURANCE.  At all times during the Lease Term, Tenant shall maintain in force and effect, at its own cost and expense, a policy or policies providing “All Risk” fire and extended coverage insurance on the Improvements (but not the parking lot).  The policy or policies may not provide for a deductible greater than Twenty Five Thousand Dollars ($25,000.00) without the prior written consent of Landlord.  Such policy or policies of insurance shall name Tenant as the insured and Landlord as an additional insured, and shall provide that all insurance proceeds attributable to the Improvements, which are to be applied as provided in Paragraph 15 hereof, are to be paid jointly to Landlord and Tenant in the event of fire or other casualty with respect to the Premises.  Upon Landlord’s request, Tenant shall name Landlord’s Real Estate Mortgagee as a mortgagee, subject to a standard loss payable clause, under such policy or policies, to the extent of its interest in the Improvements.  The limits of such insurance coverage shall be adjusted annually to reflect one hundred percent (100%) of the current actual replacement cost of the Improvements, or such other amount as the parties may agree.  Notwithstanding any provision contained herein to the contrary, any proceeds of insurance maintained by Tenant for damage to Tenant’s FFE shall be and remain the sole property of Tenant.  In addition, Tenant shall provide, at Tenant’s own cost and expense, a separate insurance policy (or add a rider to Tenant’s coverage) for the benefit of Landlord to provide loss of rental income in the event of fire or other casualty.

14.

INDEMNIFICATION. Tenant shall defend all actions against Landlord with respect to, and shall pay, protect, indemnify and save harmless the Landlord from and against, any and all liabilities, lawsuits, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, claims, demands, or judgments of any nature (i) to which the Landlord is subject to because of the Landlord’s interest in the Premises, except for any such liabilities, losses, damages, costs, expenses, causes of action, suits, claims, demands or judgments arising by reason of the gross negligence or willful or wanton conduct of Landlord and/or any defects in Landlord’s title or any liens or encumbrances on the Premises created or suffered to come into existence by the Landlord, or (ii) arising from (1) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of the Premises by Tenant, (2) Tenant’s violation of this Lease, or (3) any act or omission of Tenant or its agents, contractors, licensees, sub-licensees, invitees or employees.

15.

DESTRUCTION OF PREMISES.

(a)

If the Premises shall be destroyed or damaged by fire or other insured cause to the extent of more than thirty percent (30%) of the insured value of the Premises  in the reasonable opinion of Landlord, Landlord and Tenant shall each have the right to terminate this Lease by written notice to the other within thirty (30) days after the date of such fire or other insured cause, it being agreed, however, that to the extent Landlord shall elect to repair the Premises (Tenant being under no obligation to so repair such casualty), Tenant’s termination notice shall be deemed withdrawn and Landlord, at its sole risk, cost and expense, shall repair and restore the Premises as soon as practicable but in all events within one hundred eighty (180) days after the date of such damage. If Landlord fails substantially to repair and restore the Premises, as applicable, within said one hundred eighty (180) days of the date of such damage, Tenant shall have the right to terminate this Lease by providing Landlord with thirty (30) days prior written notice.  In no event shall Landlord be required to repair any damage or destruction in excess of insurance proceeds received therefor.

(b)

If the Premises shall be destroyed or damaged by fire or other insured cause to the extent of thirty percent (30%) or less of the insured value of the Premises in the reasonable opinion of Landlord, and if the Premises may be repaired and restored within one hundred twenty (120) days after the date of such damage, then Landlord, at its sole risk, cost and expense, shall repair and restore the same with reasonable promptness; provided, however, that in no event shall Landlord be required to repair any damage or destruction in excess of the insurance proceeds recovered therefore. Notwithstanding the extent of such damage, if, in the reasonable opinion of Landlord, such damage or destruction cannot be repaired and restored within one hundred twenty (120) days after the date of such damage, then each of Landlord or Tenant shall have the right to cancel and terminate this Lease and all rights and obligations of the parties hereunder, upon giving notice to the other within thirty (30) days after the date such damage or destruction shall have occurred.

(c)

In the event of any such damage or destruction and if this Lease shall not be canceled and terminated by reason of such damage, then all rent shall abate during the period beginning with the date of such fire or other insured cause and ending with the date when the Premises is again rendered tenantable.  In the event any such damage or destruction renders a portion but not all of the Premises untenantable then rent shall abate during the period beginning with the date of such fire or other insured cause and ending with the date when the untenantable portion of the Premises is again rendered tenantable by an amount bearing the same ratio to the total amount of rent for such period as the untenantable portion of the Premises bears to the entire Premises.

16.

CONDEMNATION.  During the Lease Term, if any part of the Premises is condemned or taken by eminent domain (or sold to the condemning authority under threat of condemnation), and the Premises are thereby rendered unsuitable or inadequate for the continuation of Tenant’s normal, full-scale business operations thereon as mutually determined by Tenant and Landlord, then the parties may agree to terminate this Lease as of the date of such occurrence.  The Landlord’s agreement to such termination shall not be unreasonably withheld.  The rent due hereunder shall be prorated as of the date of termination.  If such occurrence does not render the Premises unsuitable or inadequate for such purposes as mutually agreed upon by the parties, this Lease shall remain in full force and effect.  In the event that a part of the Premises shall be taken but the Lease is not terminated, the rent and additional charges payable by Tenant hereunder shall be reduced equitably from and after the date Tenant is deprived of possession or its rights are materially impaired as provided above, based on the nature, extent and impact of the taking.  With respect to the award attributable to the Premises made by the condemning authority (or purchase price of the Premises in lieu of such an award), Landlord shall be entitled to said award or purchase price and Landlord, at its cost and expense, shall, if this Lease shall not then be terminated as provided above, have the obligation to restore the Premises to a tenantable condition sufficient for the conduct by Tenant of its business therein (as same is presently conducted, subject to any reasonable adjustments thereto by reason of such condemnation).

17.

DEFAULT.

(a)

If (i) Tenant shall be declared bankrupt, be placed in receivership or take advantage of any law for the relief of debtors, or (ii) in the event of any failure of Tenant to pay any rental due hereunder for more than twenty (20) days after written notice of such non-payment shall have been given to Tenant, or (iii) in the event of any failure by Tenant to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than forty-five (45) days after written notice of such failure shall have been given to Tenant (unless such failure is of such a nature that it cannot be cured within such forty-five (45) day period, if Tenant shall not have promptly commenced the cure thereof within such forty-five (45) day period and thereafter proceeded with reasonable diligence and in good faith to remedy such failure), Tenant shall be in default hereunder (“Tenant’s Default”).  Upon the occurrence of Tenant’s Default, Landlord shall have the right and option to pursue all of its legal remedies including, without limitation, the right to terminate this Lease, to re-enter the Premises as agent of Tenant, and to evict Tenant and to remove Tenant’s possessions, all without being deemed guilty of any trespass and without prejudice to any claim by Landlord for damages for breach of this Lease or for arrears of rent or any other amounts due hereunder.

(b)

If Tenant fails to perform any of its agreements contained in this Lease and such failure continues for thirty (30) days after notice thereof (except (i) in the case of insurance premiums due, (ii) where a shorter period is reasonably required, including emergencies, or (iii) where a longer period is reasonably required to complete such cure), Landlord may cure such failure on behalf of and at the expense of Tenant and do all necessary work, make all necessary payments, or otherwise take such other action at law or in equity as Landlord deems necessary, notwithstanding any other remedy herein provided.  Tenant agrees to pay Landlord any amounts so paid by Landlord within thirty (30) days after proof of payment together with interest (for purposes of this paragraph “interest” shall mean the prime rate as then published in The Wall Street Journal).

18.

HOLDING OVER BY TENANT.  At the expiration of the Lease Term, the parties, by mutual agreement, may elect to continue the Lease Term from month to month, subject to the same terms and conditions as set forth herein; provided, however, that in the event of such extension of the Lease Term, the Lease Term as extended may be terminated by either party upon thirty (30) days written notice to the other party.   In the event Tenant or anyone else in the name of Tenant shall hold on to the whole or any part of the Premises after the expiration of this Lease, or after its forfeiture for any cause whatsoever, the Tenant shall pay one hundred twenty-five percent (125%) of the daily rent in effect as of the expiration of this Lease for every day of such holdover.

19.

TENANT’S TRADEMARKS.  The use on the Premises by Tenant of any trademark, service mark or other identifying mark or symbol, whether owned by Tenant or such other party which allows Tenant to use such trademarks, on the Premises, shall not create in Landlord any rights to the use thereof; and Tenant expressly reserves the right of removal thereof from the Premises.  This right of removal shall survive the termination of the Lease Term, and following the expiration of the Lease Term the Landlord shall allow any owner of such trademarks to enter upon the Premises for the purpose of so removing the same.

20.

ENFORCEMENT.  In the event either party to this Lease obtains legal counsel and/or commences legal proceedings to enforce any right under this Lease or to obtain relief for the breach of any term, condition or covenant herein, the party ultimately prevailing (or substantially prevailing) in such proceedings shall be entitled to recover from the other party the reasonable costs and expenses of such proceedings, including reasonable attorney fees.

21.

NOTICES.  Any notice given hereunder shall be in writing and may be delivered in person or be sent by certified or registered mail, postage prepaid, addressed to the party to receive same at the address of such party shown on the signature page hereof or such other address as such party may hereafter furnish to the other in writing.  Any notice mailed in accordance with the preceding sentence shall be deemed to have been served at the time it is received.

22.

MEMORANDUM OF LEASE.  At the request of either party, the parties shall execute and deliver a short form memorandum of this Lease for the purpose of recording the same in the real estate records of Christian County, Missouri.

23.

ENVIRONMENTAL MATTERS.

(a)

Prohibition Against Hazardous Substances.  During the Lease Term, Tenant shall not allow the violation of any Environmental Law with respect to the Premises or the storage, disposal, discharge, burial, incineration, or use of any Hazardous Substances on the Premises.  The Tenant shall indemnify and hold the Landlord harmless from and against all claims for or on account of or arising out of any violation of any Environmental Law by Tenant with respect to the Premises, or disposal of or release of any Hazardous Substance on the Premises by Tenant during the Lease Term.  Further, in the event of a violation by Tenant under this paragraph, the Landlord may elect to terminate this Lease by written notification to Tenant.

(b)

Definitions.  The following terms shall have the following meanings:

(i)

The term “Environmental Law” shall mean and be defined as any federal, state or local law, statute, ordinance, or regulation pertaining to the health, industrial hygiene or the environmental conditions on, under, or about the Premises, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), also known as the Super Fund Amendments and Authorization Act of 1986 (“SARA”).

(ii)

The term “Hazardous Substance” shall mean and be defined herein as those substances included within the definitions of “hazardous substances”, “hazardous materials”, “toxic substances” or “solid waste” in CERCLA, RCRA, SARA and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to such laws, together with such substances listed in the United States Department of Transportation Table or by the Environmental Protection Agency (or any successor agency) as hazardous substances, together with any other substances, materials, and waste which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local law.

24.

ADDITIONAL REPRESENTATIONS BY LANDLORD AND TENANT.  The parties hereby make the following representations to each other:

(a)

Representations by Landlord.  The Landlord hereby represents the following to the Tenant:

(i)

The Landlord is not aware of any boundary, survey or title questions or disputes with respect to the Premises;

(ii)

To Landlord’s knowledge, under local zoning laws and ordinances, the use by Tenant of the Premises is proper and does not violate such laws or ordinances;

(iii)

Landlord has the full right and lawful authority to enter into this Lease; Landlord has good and marketable title to the Premises; and the Premises are free and clear of all tenancies, easements, restrictions, conditions and reservations except those set forth in the Title Commitment (“Permitted Exceptions”); and

(iv)

There are no facts materially adverse to the use and development of the Premises which are known to Landlord and which Landlord has not disclosed to Tenant.

(b)

Representations by Tenant.  The Tenant hereby represents the following to the Landlord:

(i)

Tenant is not aware of any boundary, survey or title questions or disputes with respect to the Premises;

(ii)

To Tenant’s knowledge, under local zoning laws and ordinances, the use by Tenant of the Premises as a restaurant with a drive-thru window is proper and does not violate such laws or ordinances;

(iii)

Tenant has the full right and lawful authority to enter into this Lease; Tenant shall provide Landlord with a corporate resolution by it board of directors ratifying and authorizing this lease transaction; and

(iv)

There are no facts materially adverse to the use and development of the Premises which are known to Tenant and which Tenant has not disclosed to Landlord.

25.

ASSIGNMENT AND SUBLETTING.  Tenant shall not assign this Lease in whole or in part, or sublet all or any part of the Premises, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld (it being agreed by Landlord that a successor by merger or operation of law to Tenant shall not require any such consent from Landlord by reason of any assignment of this Lease to such successor).  Tenant shall remain liable on this Lease regardless of any assignment. Landlord may assign this Lease, and any security deposit, without the consent of Tenant.  In the event of any transfer of Landlord’s interest in this Lease, the transferor shall cease to be liable and shall be released from all liability for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed subsequent to the time of said transfer, provided that such transferee assumes in writing all of Landlord’s obligations hereunder.

26.

COMMISSIONS.  The parties hereby represent to each other that there are no commissions, fees, or finder’s fees due or owing to any broker or other person as a result of the transactions contemplated herein.

27.

UTILITIES.  Tenant covenants and agrees to pay for all water, gas, power, electricity, and all other utilities served to the Premises during the Lease Term.  During the Lease Term, Landlord shall, at Tenant’s request, grant to any utility company and/or Tenant such easements and rights of way, including, but not limited to, rights of ingress and egress and temporary construction easements, as may be reasonably required by such utility company to service the Premises.  At Landlord’s request, all such utilities shall be placed directly in the name of the Tenant.

28.

SECURITY DEPOSIT.  Upon execution of this Lease, and in addition to payment of the first month's rent, Tenant shall pay to Landlord an additional sum equal to Four Hundred Fifty Thousand Dollars ($450,000.00), as a deposit to be held by Landlord in trust for the benefit of Landlord and Tenant (to the extent the deposit is ultimately refundable to Tenant) during the Term of this Lease as security for the payment of all rent and any additional charges due hereunder, and for the faithful performance by Tenant of all other obligations imposed upon Tenant under the terms of this Lease.  If Tenant fails to perform or defaults in the performance of any of the terms of this Lease, including, without limitation, payment of any rent, additional charges or other sums due Landlord, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire security deposit and any other monies of Tenant held by Landlord, or so much thereof as may be necessary to compensate Landlord toward the payment of any amounts then due from Tenant, or toward any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant, and in such event, Tenant shall forthwith, upon demand by Landlord, restore the security deposit to its original sum.  The use of the security deposit by Landlord, as outlined herein, shall not take serve to take the Tenant out of default under the Lease and shall not limit or restrict the legal or equitable remedies available to Landlord otherwise available under this Lease.  In the event Tenant shall fully and faithfully comply with all the terms, covenants and conditions of this Lease and promptly pay all Tenant payments as they fall due, the security deposit will be returned to Tenant promptly, but not more than thirty (30) days, after the expiration of the Term and after Tenant vacates the Premises, as required herein.  Landlord shall not be required to invest or otherwise retain the security deposit in any interest bearing account.  Interest earned on such security deposit, if any, shall remain with Landlord.

29.

LEASEHOLD MORTGAGES.  Tenant may, with Landlord’s prior consent, execute and deliver Leasehold Mortgages to Leasehold Mortgagees (as those terms are defined in Paragraph 9 hereof).  No Leasehold Mortgage shall extend to or affect the fee, the reversionary interest, or the estate of Landlord in and to the Premises.  The remaining terms and conditions of this paragraph shall not be binding upon Landlord, unless (i) a complete copy of the Leasehold Mortgage is delivered to the Landlord, and (ii) the Leasehold Mortgagee gives Landlord a written notice containing the name and current address of the Leasehold Mortgagee.  If such notice is delivered to the Landlord before a Tenant’s Default, the Landlord agrees to give the Leasehold Mortgagee a copy of each notice of a Tenant’s Default at the same time that Landlord gives such notice to Tenant.  Such notice shall be deemed duly given to the Leasehold Mortgagee when mailed to the Leasehold Mortgagee at its last address furnished to Landlord.  Landlord shall accept performance by the Leasehold Mortgagee of any obligation of this Lease that Tenant is required to perform, with the same force and effect as if performed by Tenant, provided that at the time of such performance the Landlord is furnished with satisfactory evidence that the person or firm tendering such performance or payment has a claimed interest in the Premises pursuant to the Leasehold Mortgage.  The Leasehold Mortgagee shall have twenty (20) days after receipt of any such notice of default in which to cure any Tenant’s Default consisting of the non-payment of rent or additional rent under this Lease, and a reasonable time in which to cure any other Tenant’s Default.  The Leasehold Mortgagee shall also have such rights as set forth in Paragraph 9 hereof.

30.

ESTOPPEL CERTIFICATES.  During the Lease Term, either party (a “Requesting Party”) may request an estoppel certificate from the other party (the “Requested Party”), and, if so requested, the Requested Party shall so furnish the requested estoppel certificate to the Requesting Party.  The Requested Party agrees, within seven (7) days after written request by the Requesting Party, to execute, acknowledge and deliver to and in favor of (i) the Requesting Party or (ii) any proposed mortgagee of or lender to the Requesting Party, assignee or sublessee of the Lease or purchaser of the Premises (each, individually, hereinafter called the “Interested Party”), an estoppel certificate in the form customarily used by such Requesting Party or Interested Party, subject to the Requested Party’s reasonable approval of such form, stating, among other things, (i) whether this Lease is in full force and effect, (ii) whether this Lease has been  modified or amended and, if so, identifying and describing any such modification or amendment, (iii) the date to which rent or other charges have been paid, and (iv) whether the Requested Party knows of any default on the part of the Requesting Party or has any claim against the Requesting Party and, if so, specifying the nature of such default or claim.  The Requesting Party shall, at the request of the Requested Party, furnish to the Requested Party a certificate similar to the estoppel certificate requested by the Requesting Party.

31.

SURRENDER OF PREMISES.  At the expiration or earlier termination of this Lease, the Tenant shall surrender the Premises in as good condition as it was at the beginning of the Lease Term, ordinary wear and tear and casualty excepted.  On or before the expiration of the Lease Term or earlier termination of this Lease, Tenant shall cause any mortgages, liens and encumbrances (including any Leasehold Mortgage) created by, through or under Tenant to be fully discharged and released.

32.

EXECUTION.  This Lease is executed in multiple originals as of the Effective Date and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  The paragraph captions used herein are for convenience only and shall not be deemed to have been included for any other purpose.

33.

GOVERNING LAW.  This Lease shall be construed and interpreted in accordance with and governed by the laws of the State of Missouri.

[Signatures to follow on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as the date first written above.

LANDLORD:

FRS, LLC

By:
Rick Gregg, Manager/Member

Address: P.O. Box 366
Nixa, MO 65714

TENANT:
SLS INTERNATIONAL, INC.

By:

Name:

Title:
Address: 1650 W. Jackson
Ozark, MO 65721

LEASE AGREEMENT

EXHIBIT “A”

SITE SKETCH OF PREMISES

LEASE AGREEMENT

EXHIBIT “B”

LEGAL DESCRIPTION OF PREMISES

LEGAL DESCRIPTION:

BEGINNING AT A POINT APPROXIMATELY 134.00 FEET NORTH AND 804.00 FEET EAST OF THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW1/4) OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION TWENTY-TWO (22), TOWNSHIP TWENTY-SEVEN (27), RANGE TWENTY-ONE (21), CHRISTIAN COUNTY, MISSOURI, SAID POINT BEING THE SAME AS THE SOUTHERLY RIGHT-OF-WAY LINE OF STATE HIGHWAY ROUTE 14, BEING 350.00 FEET SOUTHEASTERLY FROM STATION 1104+50 OF THE RELOCATED CENTERLINE OF SAID ROUTE 14; THENCE NORTH 20º54’56” EAST, 344.79 FEET (NORTH 20º35’36” EAST, 346.90 FEET-RECORD) TO A FOUND 5/8” REBAR, WHICH IS 85.00 FEET SOUTHEASTERLY FROM STATION 1106+75 OF SAID RELOCATED CENTERLINE OF ROUTE 14; THENCE NORTH 70º18’14” EAST (NORTH 70º17’57” EAST-RECORD) 155.00 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID ROUTE 14, WHICH IS 85.0 FEET SOUTHEASTERLY FROM STATION 1108+30 OF THE SAID RELOCATED CENTERLINE OF ROUTE 14; THENCE ON A CURVE TO THE RIGHT, WHOSE RADIUS IS 2780.00 FEET, WHOSE CENTRAL ANGLE IS 2º02’06” (1º59’59”-RECORD) AN ARC DISTANCE OF 98.73 FEET (97.02 FEET-RECORD) TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID ROUTE 14; WHICH IS 85.00 FEET SOUTHEASTERLY FROM STATION 1109+30 OF SAID RELOCATED CENTERLINE OF ROUTE 14; THENCE SOUTH 0º07’58” EAST (SOUTH 0º07’15” EAST-RECORD) 24.14 FEET TO A ROUND 1/2’ REBAR; THENCE NORTH 83º52’12” EAST (NORTH 83º54’00” EAST-RECORD) 11.47 FEET TO A SET P.K. NAIL; THENCE SOUTH 0º07’58” EAST, 130.66 FEET; THENCE SOUTH 89º52’02” WEST, 29.80 FEET; THENCE SOUTH 0º07’58” EAST 100.50 FEET; THENCE NORTH 89º52’02” EAST, 28.60 FEET; THENCE SOUTH 0º07’58” EAST, 136.00 FEET; THENCE SOUTH 89º52’02” WEST, 11.38 FEET; THENCE SOUTH 0º07’58” EAST, 101.76 FEET; THENCE NORTH 89º52’02” EAST, 28.42 FEET; THENCE SOUTH 0º07’58” EAST, 51.92 FEET; THENCE SOUTH 89º52’02” WEST, 0.86 FEET; THENCE SOUTH 0º07’58” EAST, 60.00 FEET; THENCE NORTH 89º52’02” EAST, 38.76 FEET; THENCE SOUTH 0º07’58” EAST, 26.63 FEET; THENCE SOUTH 7º56’00” EAST, 8.91 FEET; THENCE SOUTH 41º07’10” EAST, 10.84 FEET; THENCE SOUTH 0º04’31” WEST, 170.39 FEET TO A SET P.K. NAIL; THENCE SOUTH 89º58’48” EAST, 120.49 FEET TO A SET P.K. NAIL; THENCE SOUTH 0º12’22” WEST, 63.85 FEET TO A SET P.K. NAIL; THENCE SOUTH 89º59’08” WEST, 504.70 FEET TO A SET 5/8” REBAR; THENCE NORTH 34º26’30” WEST, 118.13 FEET TO A FOUND 5/8” REBAR; THENCE NORTH 2º06’52” EAST, 378.54 FEET (NORTH 2º07’12” EAST, 374.86 FEET-RECORD) TO THE POINT OF BEGINNING, IN CHRISTIAN COUNTY, MISSOURI, SUBJECT TO ANY PART THEREOF TAKEN, DEEDED OR USED FOR ROAD OR HIGHWAY PURPOSES.